     SECOND AMENDMENT TO CREDIT AGREEMENT


     THIS SECOND AMENDMENT TO CREDIT
   AGREEMENT (herein called this
   "Amendment") is made as of the 25th day
   of June, 1996 by and among Crown Central
   Petroleum Corporation, a Maryland
   corporation (the "Company"), The First
   National Bank of Boston and Texas
   Commerce Bank National Association, as
   agents for the Banks ("Agents"),
   NationsBank of Texas, N.A., as
   administrative agent and as letter of
   credit agent for the Banks (in such
   respective capacities, "Administrative
   Agent" and "Letter of Credit Agent"), and each of the banks that is a signatory to the Original Agreement (the "Banks")(the
   Administrative Agent, the Letter of
   Credit Agent, the Agents, and the Banks
   are collectively referred to herein as
   the "Bank Parties").

     RECITALS

     1.   The Company and the Bank Parties
   have entered into that certain Credit
   Agreement dated as of September 25, 1995, as amended by that certain First
   Amendment to Credit Agreement dated as of February 1, 1996 (as so amended the
   "Original Agreement"), for the purpose
   and consideration therein expressed.

     2.   The Company and the Bank Parties
   desire to amend the Original Agreement as expressly set forth herein.

     NOW, THEREFORE, in consideration of the
   premises and the mutual covenants and
   agreements contained herein and in the
   Original Agreement and in consideration
   of the credit which may hereafter be
   extended by the Banks to the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     ARTICLE I.

     Definitions and References

     Section 1.1.  Terms Defined in the
   Original Agreement.  Unless the context
   otherwise requires or unless otherwise
   expressly defined herein, the terms
   defined in the Original Agreement shall
   have the same meanings whenever used in
   this Amendment.

     Section 1.2.  Other Defined Terms.
   Unless the context otherwise requires,
   the following terms when used in this
   Amendment shall have the meanings
   assigned to them in this Section 1.2.

          "Amendment" shall mean this Second
   Amendment to Credit Agreement.

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

          "Credit Agreement" shall mean the
   Original Agreement as amended hereby.

     ARTICLE II.

     Amendments to Original Agreement

     Section 2.1.  Amendments to Defined
   Terms.  The definition of "Adjusted
   Current Ratio" in Section 1.1 of the
   Original Agreement is hereby amended in
   its entirety to read as follows:

          "Adjusted Current Ratio" shall
   mean, as of June 30, 1995 and as of the
   end of each calendar month thereafter,
   the ratio of Adjusted Current Assets to
   Adjusted Liabilities, provided that for
   the purpose of determining Adjusted
   Current Ratio after April 1, 1996, clause
   (b) in the definition of "Adjusted
   Current Assets" shall be deemed to read
   as follows: "(b) an amount equal to the
   Company's Consolidated inventory LIFO
   reserve at such Determination Date."

     Section 2.2.  Covenants of the Company.
    Section 8.23 of the Credit Agreement is
   hereby amended in its entirety to read as follows:

     For each short-term measurement period
   set forth in the following table, the
   Company shall cause FIFO Net Income
   (Loss) to be greater than the amount set out opposite such period in such period:

          Amount
     Period

     ($20,000,000)       July 1995
     ($20,000,000)       July 1995 through
   August 1995
     ($20,000,000)       July 1995 through
   September 1995
     ($19,600,000)       July 1995 through
   October 1995
     ($19,200,000)       July 1995 through
   November 1995
     ($18,800,000)       July 1995 through
   December 1995
     ($18,400,000)       July 1995 through
   January 1996

     ($18,000,000)       July 1995 through
   February 1996
     ($17,600,000)       July 1995 through
   March 1996
     ($22,200,000)       July 1995 through
   April 1996
     ($21,800,000)       July 1995 through
   May 1996
     ($21,400,000)       July 1995 through
   June 1996
     ($21,000,000)       August 1995 through
   July 1996
     ($21,600,000)       September 1995
   through August 1996
     ($21,200,000)       October 1995 through
   September 1996
     ($21,200,000)       November 1995
   through October 1996
     ($21,200,000)       December 1995
   through November 1996
     ($15,200,000)       January 1996 through
   December 1996
     ($15,200,000)       each short-term
   measurement period
                         ending after
   December 1996

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

     As used in this Section 8.23, "short-
   term measurement period" means any period of twelve consecutive calendar months, provided that until June 30, 1996, a short-term measurement period shall be any period (from one to eleven months in length) beginning on July 1, 1995 and ending on the last day of a calendar month prior to June 30, 1996.


     ARTICLE III.

     Conditions of Effectiveness

     Section 3.1.  Effective Date.  This
   Amendment shall become effective when,
   and only when, (i) Administrative Agent
   shall have received, at Administrative
   Agent's office, a counterpart of this
   Amendment executed and delivered by the
   Company, the Administrative Agent, the
   Letter of Credit Agent and the Majority
   Banks and (ii) Administrative Agent shall have additionally received such supporting documents as Administrative
   Agent may reasonably request.

     ARTICLE IV.

     Representations and Warranties

     Section 4.1.  Representations and
   Warranties of the Company.  In order to
   induce each Bank to enter into this
   Amendment, the Company represents and
   warrants to each Bank that:

          (a)  The representations and
   warranties contained in Section 7 of the Original Agreement [(excluding Section
   7.16)] are true and correct [(except as
   disclosed in the letter dated June 25,
   1996 from the Company to the Banks)] and no Default or Event of Default exists at and as of the time of the effectiveness hereof, in each case after giving effect to the amendments herein made.

          (b)  The Company is duly authorized
   to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit
   Agreement. The Company has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of the Company hereunder.

          (c)  The execution and delivery by
   the Company of this Amendment, the
   performance by the Company of its
   obligations hereunder and the
   consummation of the transactions
   contemplated hereby do not and will not
   conflict with any provision of law,
   statute, rule or regulation or of the
   articles or certificate of incorporation and bylaws of the Company, or of any material agreement, judgment, license, order or permit applicable to or binding upon the Company, or result in the creation of any lien, charge or encumbrance upon any assets or properties of the Company. Except for

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
   those which have been obtained, no
   consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by the Company of this Amendment or to consummate the transactions contemplated hereby.

          (d)  When duly executed and
   delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of the Company, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

     ARTICLE V.

     Miscellaneous

     Section 5.1.  Ratification of
   Agreements.  The Original Agreement as
   hereby amended, together with all of the other Loan Documents, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Banks under the Credit
   Agreement, the Notes, or any other Loan
   Document nor constitute a waiver of any
   provision of the Credit Agreement, the
   Notes or any other Loan Document.

     Section 5.2.  Survival of Agreements.
   All representations, warranties,
   covenants and agreements of the Company
   herein shall survive the execution and
   delivery of this Amendment and the
   performance hereof, including without
   limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full.
    All statements and agreements contained
   in any certificate or instrument
   delivered by the Company hereunder or
   under the Credit Agreement to any Bank
   shall be deemed to constitute
   representations and warranties by, and/or agreements and covenants of, the Company under this Amendment and under the Credit
   Agreement.

     Section 5.3.  Loan Documents.  This
   Amendment is a Loan Document, and all
   provisions in the Credit Agreement
   pertaining to Loan Documents apply
   hereto.

     Section 5.4.  Governing Law.  This
   Amendment shall be governed by and
   construed in accordance the laws of the
   State of New York and any applicable laws of the United States of America in all respects, including construction, validity and performance.

     Section 5.5.  Counterparts.  This
   Amendment may be separately executed in
   counterparts and by the different parties

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

   hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

     IN WITNESS WHEREOF, this Amendment is
   executed as of the date first above
   written.


     CROWN CENTRAL PETROLEUM CORPORATION


     By:  /s/-- John E. Wheeler, Jr.
          Name:  John E. Wheeler, Jr.
          Title:  Sr. Vice President -
   Finance



     NATIONSBANK OF TEXAS, N.A., as
   Administrative Agent, Letter of Credit
   Agent and a Bank


     By:  /s/-- Timothy S. Proffitt
          Name:  Vice President
          Title:

     THE FIRST NATIONAL BANK OF BOSTON, as an
   Agent and a Bank


     By:  /s/-- Michael Kane
               Name:  Michael Kane
               Title:  Managing Director



     TEXAS COMMERCE BANK NATIONAL
   ASSOCIATION, as an Agent and a Bank


     By:  /s/-- Mary C. Arnold
               Name:  Mary C. Arnold
               Title:  Vice President



     FIRST NATIONAL BANK OF MARYLAND, as a
   Bank


     By:  /s/-- Kellie M. Mathews
               Name:  Kellie M. Mathews
               Title:  Vice President



     SIGNET BANK


     By:  /s/-- Kevin Mahon
               Name:  Kevin Mahon
               Title:  Vice President



     THE BANK OF NOVA SCOTIA,
     as a Bank


     By:  /s/-- J. Alan Edwards
               Name:  J. Alan Edwards
               Title:  Authorized Signatory



     DEN NORSKE BANK AS,
     as a Bank


     By:  /s/-- Byron L. Cooley
               Name:  Byron L. Cooley
               Title:  First Vice President

     By:  /s/-- Charles E. Hall
               Name:  Charles E. Hall
               Title:  First Vice President



     SOCIETE GENERALE,
     as a Bank


     By:  /s/-- Gordon Saint-Denis
               Name:  Gordon Saint-Denis
               Title:  Vice President



     THE YASUDA TRUST AND BANKING
     COMPANY, LIMITED, New York Branch,
     as a Bank


     By:  /s/-- Gerald T. Gill
               Name:  Gerald T. Gill

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